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          ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

                     ARTICLES SUPPLEMENTARY


         ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC., a Maryland corporation having its principal office in the City of Baltimore
(hereinafter called the "Corporation"), certifies that:

         FIRST: The total number of shares of capital stock that the Corporation has authority to issue has been increased to Eight Hundred Million (800,000,000) shares of Common Stock of the Corporation, par value $.001 per share, by the Corporation's Board of Directors in accordance with
         Section 2-105(c) of the Maryland General
         Corporation Law.

         SECOND: Immediately before the increase, the Corporation was authorized to issue Seven Hundred
         Million (700,000,000) shares of Common Stock, par value $.001 per share, such shares having the following designations:

         Number of Shares    Designations

         100,000,000     Money Market Portfolio Common Stock
         100,000,000     Growth Portfolio Common Stock
         100,000,000     Growth and Income Portfolio Common Stock
         100,000,000     High Yield Portfolio Common Stock
         100,000,000     Managed Income Portfolio Common Stock
         100,000,000     Total Return Portfolio Common Stock
         100,000,000     International Portfolio Common Stock

         and having an aggregate par value of Seven Hundred Thousand Dollars ($700,000.00). As increased, the Corporation is authorized to issue a total of Eight Hundred Million (800,000,000) shares of Common Stock, par value $.001 per share, having an aggregate par value of Eight Hundred Thousand Dollars ($800,000.00). Immediately after the increase and without giving effect to the classification and reclassification of shares set forth in Articles FOURTH and FIFTH hereof, such shares were classified as follows:




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         Number of Shares          Designations

         100,000,000     Money Market Portfolio Common Stock
         100,000,000     Growth Portfolio Common Stock
         100,000,000     Growth and Income Portfolio Common Stock
         100,000,000     High Yield Portfolio Common Stock
         100,000,000     Managed Income Portfolio Common Stock
         100,000,000     Total Return Portfolio Common Stock
         100,000,000     International Portfolio Common Stock
         100,000,000     (Not designated)

         THIRD: The Corporation is registered as an open-end investment company under the Investment
         Company Act of 1940, as amended.

         FOURTH: The Corporation's Board of Directors classified the One Hundred Million (100,000,000) unissued shares of Common Stock, par value $.001 per share, resulting from the increase in the number of shares of capital stock that the Corporation is authorized to issue as Short-Term Multi-Market Portfolio Common Stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption thereof as hereinafter set forth.

         FIFTH: The Corporation's Board of Directors reclassified the One Hundred Million (100,000,000) unissued shares of Common Stock, par value $.001 per share, previously all designated as Managed Income Portfolio Common Stock as One Hundred Million (100,000,000) shares of U.S. Government/High Grade Securities Portfolio Common Stock, par value $.001 per share, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption thereof as hereinafter set forth.

         SIXTH: The shares of Short-Term Multi-Market Portfolio Common Stock and the shares of U.S. Government/High Grade Securities Portfolio Common Stock as so classified or reclassified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH, Paragraph 3,


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         of the Corporation's Articles of Incorporation and
         shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally.

         SEVENTH: The shares aforesaid have been duly classified or reclassified by the Corporation's
         Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

IN WITNESS WHEREOF, Alliance Variable Products Series Fund, Inc. has caused these Articles Supplementary to be executed by its President and attested by its Assistant Secretary and its corporate seal to be affixed on this 26th day of September, 1990. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that to the best of his knowledge, information and belief the matters and facts relating to approval hereof are true in all material respects.


                   ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.


[CORPORATE SEAL]   By: /s/ David H. Dievler
                      ______________________________
                               President



Attested: /s/ George O. Martinez
          _______________________
          Assistant Secretary



















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